UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2015

bBooth, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55314	46-1669753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1157 North Highland Avenue, Suite C Hollywood, California		90038
(Address of principal executive offices)		(Zip Code)

(855) 250-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 20, 2015, we entered into an acquisition agreement (the “Acquisition Agreement”) with Songstagram, Inc. (“Songstagram”) and Rocky Wright (“Wright”), pursuant to which we agreed to acquire from Wright all assets and intellectual property that Wright owned related to, or used in connection with: (i) the business of Songstagram, (ii) the assets owned and/or used by Songstagram, (iii) the Songstagram software application, (iv) the business and assets of Qubeey Inc. (“Qubeey”), and (v) all software applications of Qubeey, in consideration of the forgiveness of all principal and interest owing by Wright to our company under the promissory note issued by Wright to our company on December 11, 2014 (the “Wright Note”).

In connection with the Acquisition Agreement, we also agreed to employ Wright in a position, and upon terms and conditions, to be mutually agreed upon by our company and Wright. Wright also agreed that any prior agreements between Wright and Songstagram were of no further force or effect, and that any right, title, interest or claim Wright might have in connection with such agreements was fully satisfied and extinguished. Wright and Songstagram also released our company, and other third parties associated or affiliated with our company, from any claims arising under any such agreements, or otherwise, with respect to the business and assets of Songstagram and Qubeey.

In connection with the Acquisition Agreement and our prior demand for the repayment of all monies outstanding under the promissory note issued by Songstagram to our company on December 11, 2014 (the “Songstagram Note”), as Songstagram was unable to repay such monies, Songstagram consented to the enforcement of the security granted under the security agreement, dated December 11, 2014 (the “Security Agreement”) with Songstagram, by way of a strict foreclosure. In accordance with the terms of the Acquisition Agreement, and as further provided for in a surrender of collateral, consent to strict foreclosure and release agreement dated January 20, 2015 (the “Surrender of Collateral, Consent to Strict Foreclosure and Release Agreement”) between our company and Songstagram, Songstagram agreed to turn over all collateral pledged under the Security Agreement and consented to our retaining such collateral in satisfaction of the indebtedness due under the promissory note.

In connection with the Acquisition Agreement, we and Songstagram entered into termination agreements and releases (each, a “Termination Agreement”) with six employees of, or consultants to, Songstagram pursuant to which each such persons agreed to: (i) the termination of any existing agreements to which they and Songstagram were parties, and (ii) release any claims against our company and Songstagram with respect to the assets and business of Songstagram and Qubeey.

The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Acquisition Agreement, the Surrender of Collateral, Consent to Strict Foreclosure and the Release Agreement and the Termination Agreements and is qualified in its entirety by reference to  the form of such agreements filed respectively as Exhibits 10.1, 10.2 and 10.3.

ITEM 2.01.                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As further described above in Item 1.01, effective January 20, 2015, we acquired all of the assets of Songstagram pursuant to a strict foreclosure in consideration of all of the amounts owed under the Songstagram Note, being $475,000 in principal plus interest. We acquired all of the assets related to the businesses of Songstagram and Qubeey owned by Wright from Wright in consideration of the forgiveness amounts owed under the Wright Note, being $386,435 in principal plus interest.  The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item and incorporated herein by reference.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

10.1	Acquisition Agreement dated January 20, 2015 among bBooth, Inc., Songstagram, Inc. and Rocky Wright
10.2	Surrender of Collateral, Consent to Strict Foreclosure and Release Agreement dated January 20, 2015 between bBooth, Inc. and Songstagram, Inc.
10.3	Form of Termination Agreement and Release dated January 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2015	bBOOTH, INC. By:/s/ Rory J. Cutaia Name:Rory J. Cutaia Title:Chairman and Chief Executive Officer